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                                                                EXHIBIT 99.3(c)

                    CONFIDENTIALITY AND STANDSTILL AGREEMENT

     This Agreement is dated as of March 14, 1996, between and among Masland Corporation, a Delaware corporation, and its subsidiaries (collectively, "Company"), and Lear Seating Corporation, a Delaware corporation, and its subsidiaries (collectively, "Recipient"). Company and Recipient anticipate that in connection with a possible transaction between them and/or their stockholders, Company may share with Recipient certain non-public, confidential or proprietary information which requires protection upon the terms set forth in this Agreement. Accordingly, once this Agreement has been executed and returned by appropriate officers of Recipient to Company the dissemination of the information contemplated hereby will be facilitated.

     References to Company and Recipient in this Agreement shall refer, in each case, to that company and the entities under its control, severally and not jointly. As a condition to Recipient being furnished the information contemplated by this Agreement by Company, Recipient agrees to treat any such information (whether prepared by Company, its advisors or otherwise, and whether oral or written) that is furnished to the Recipient or its directors, officers, partners, employees, agents, advisors, investment bankers and potential financing sources (collectively, the "Representatives") by or on behalf of Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Agreement, and as a further condition to being furnished such information, Recipient agrees to take or abstain from taking certain other actions herein set forth.

     The term "Evaluation Material" includes the information described above, but does not include information that (i) is already Recipient's possession, provided that such information is not known by Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to Company or another person or (ii) is or becomes generally available to the public other than as a result of a disclosure by Recipient or Recipient's Representatives or
(iii) becomes available to Recipient on a non-confidential basis from a source other than Company or its advisors, provided that such source is not known by Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to Company or another person.

     Recipient hereby agrees that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between Company and Recipient, or involving either or both of their stockholders, will not be used in any way knowingly detrimental to Company, and will be kept strictly confidential by Recipient and Recipient's Representatives; provided, however, that (i) any of such information may be disclosed to Recipient's Representatives who need to know such information for the purpose of evaluating any such possible transaction (it being understood that (a) under no circumstances shall Recipient's Representatives include any employees, suppliers or customers of Company, and (b) Recipient's Representatives shall be informed by Recipient of the confidential nature of such information and shall agree to keep such information confidential and to be bound by the confidential provisions of this Agreement to the same extent as if they were parties hereto) (ii) any such information may be disclosed if disclosure is, in the reasonable opinion of Recipient's counsel necessary to comply with applicable statutes, or regulations, or is otherwise legally compelled (provided Recipient complies with the provisions of the fourth paragraph following this paragraph) and (iii) disclosure of such information may be made if Company has given Recipient its prior written consent. Recipient will be responsible for any breach by Recipient's Representatives of this Agreement. It is recognized that Company shall be entitled to directly enforce this Agreement.

     Recipient hereby acknowledges that it is aware, and that it will so advise its Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     In addition, without the prior written consent of Company, Recipient will not, and will advise its Representatives not to, disclose to any person the fact that the Evaluation Material has been made available to Recipient or the Representatives, that discussions or negotiations are taking place concerning a possible transaction between Company and Recipient or of any of the terms, conditions or other facts with respect to such possible transaction, including the status thereof (collectively, the "Status Information") provided,
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however that status information may be disclosed if disclosure is, in the reasonable opinion of Recipient's counsel, necessary to comply with applicable statutes or regulations, or is otherwise legally compelled (provided Recipient complies with the provisions of the second paragraph following this paragraph).

     For a period of one year from the date hereof, Recipient agrees that neither it nor any entity under its control will actively solicit for employment any employees of Company, and for a period of two years from the date hereof any management employees of Company met during the process of its due diligence or review and evaluation of the Evaluation Material; provided that the foregoing shall not be deemed to prohibit general solicitations of employment in the Recipient's ordinary course of business of persons who are not officers of Company and the employment of such persons.

     In the event that Recipient or its Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand, or similar process, or pursuant to an applicable statute or regulation) to disclose any Evaluation Material or Status Information, Recipient agrees to (i) immediately notify Company of the existence, terms and circumstances surrounding such a request, so that it may seek an appropriate protective order and/or waive Recipient's compliance with the provisions of this Agreement (and, if Company seeks such an order, to provide such cooperation as Company shall reasonably request) and (ii) if disclosure of such information is required in the reasonable opinion of Recipient's counsel, exercise Recipient's best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed information which Company so designates.

     Although Company has and will endeavor to include in the Evaluation Material information which it believes to be relevant for the purpose of Recipient's investigation, Recipient understands that neither Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Recipient agrees that neither Company nor its Representatives or advisors shall have any liability to Recipient or any of its Representatives resulting from the use or contents of the Evaluation Material or from any action taken or any inaction occurring in reliance on the Evaluation Material.

     Subject to compliance with applicable statutes and regulations, at the request of Company or in the event that the parties do not proceed with a possible transaction which is the subject of this letter, each of Recipient and Recipient's Representatives shall promptly redeliver to Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors, agents) and will not retain any copies, extracts or other reproductions thereof. At the request of the Company, all documents, memoranda, notes and other writings whatsoever prepared by Recipient or Recipient's Representatives based on any information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to Company by an authorized officer supervising such destruction.

     It is further understood and agreed that no failure or delay by Company or Recipient in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     Recipient agrees that it will be liable to Company for the unauthorized use or disclosure of the Evaluation Material or the Status Information by Recipient or Recipient's Representatives.

     The parties to this Agreement also desire to enter into a mutual "standstill agreement" as contained in this and the following paragraph, and Recipient hereby acknowledges that the Evaluation Material is being furnished to it in specific reliance upon that portion of this Agreement as well as the confidentiality undertakings. Accordingly, for the period specified below, each party further agrees not to enter into any discussions, negotiations, arrangements or understandings with any third person which would be in derogation of such "standstill agreement". If at any time during the term of such "standstill agreement" either party is approached by any third person concerning its or their participation in a transaction involving the assets or businesses of the other party it will promptly inform the other party of the nature of such contact and the parties thereto.
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     For a period of three (3) years from the date of this Agreement, neither party nor any entities under their control, either alone or in concert with one another, shall launch, cause any other person to launch, participate in, or advise or encourage any other Person with respect to, a takeover bid, proxy contest or solicitation of stockholder consents against the other party nor accumulate more than a 4% stock ownership or voting interest in such other party without the prior written consent of such other party's Board of Directors. More specifically, neither party shall, unless following the prior written consent of the Board of Directors of the other party:

          (a) make, or in any way participate, or permit any other entity under its control to make or participate, directly or indirectly, in any "solicitation" of "proxies" to vote or stockholder written consents (as such terms are used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Act") and in the Delaware General Corporation Law,
     Section 228, respectively) in the election of directors or in opposition to the recommendation of the majority of the directors of the other party with respect to any matter or seek to advise any person or entity with respect to the voting of any Voting Securities of such other party; or

          (b) acquire, offer to acquire or agree to acquire, directly or indirectly, or permit any other entity under its control (including but not limited to its parents, subsidiaries, and any pension, profit sharing or other trusts under the investment management control of such party or any of them) (but excluding shares issued to any such entity in connection with
     (A) a stock split, reverse split or other reclassification affecting outstanding securities, or (B) a stock dividend or other pro rata distribution to holders of its outstanding securities), to acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, tender offer, exchange offer, or otherwise, more than an aggregate 4% interest in all classes of securities of the other party (whether Voting Securities or not) or direct or indirect rights or options to acquire any such securities, or one or more classes of equity securities which would give it effective control over any other Person, which, prior to the time such party acquires effective control over such other Person, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise) to be the beneficial owner of more than 4% of any class of securities of the other party, but provided that if such party or other entities controlled by it acquires control of such other Person by inadvertence or without knowledge of such beneficial ownership, such other party shall have the right, but not the obligation, to purchase all of the other party's securities owned by such other Person at current fair market value (and for purposes of this clause all such other party's securities held by all such entities or Persons shall be aggregated so as not to exceed the 4% permitted); or

          (c) form or join, encourage, advise or permit any other entity under its control to form, join, actively encourage or advise a partnership, limited partnership, syndicate or other "group" for the purpose of acquiring, holding, disposing, or otherwise with respect to any class or classes of securities of the other party within the meaning of Section 13(d) of the Act; or

          (d) initiate, propose, advise or otherwise solicit, or permit any other entity under its control to initiate, propose, advise or solicit, any stockholder of the other party regarding any matter relating to the other party, or induce or attempt to induce any other person to initiate any stockholder proposal or a tender offer for shares or securities of the other party, or any change of control of the other party, or for the purpose of actively soliciting proxies from stockholders or stockholders' written consents to accomplish any of the foregoing, or for the purpose of convening a stockholders' meeting of the other party; or

          (e) otherwise act, or permit any other entity under its control to act, alone or in concert with others, to seek to control the management, Board of Directors or policies of the other party.

For purposes of this Agreement, the following terms shall have the following definitions. The term "Person" shall mean any individual, partnership, corporation, trust or other entity. The term "Voting Securities" shall mean common stock or any other securities entitled to vote generally for the election of directors, or any security convertible into or exchangeable for or exercisable for the purchase of common stock or other securities entitled to vote generally for the election of directors. Any other provision of the "standstill" provisions of this Agreement to the contrary notwithstanding, either party may terminate the "standstill"
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provisions of this Agreement if (i) the other party fails to perform or observe any of its covenants and obligations pursuant to this Agreement or (ii) if either party shall, but only to the extent permitted under the "standstill" provisions of this Agreement, acquire more than fifty percent (50%) control over the Voting Securities of the other with the prior written consent of the other's Board of Directors.

     Both parties agree that unless and until a definitive agreement between them with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors except for the matters specifically agreed to in this letter. Each party further agrees that the other party shall have no obligation to authorize or pursue with it or any other party any transaction referred to in the first paragraph of this letter and each party understands that the other has not, as of the date hereof, authorized any such transaction. The agreements set forth in this letter may be modified or waived only by a separate writing by each party expressly so modifying or waiving such agreements.

     The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Company in the event that this Agreement is breached, and agree that they would be irreparably damaged in the event any of the provisions of this Agreement (and, particularly the "standstill" provisions hereof) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other party shall be entitled to such specific remedies upon proper application to appropriate courts, including specific performance of this Agreement and injunctive relief against any breach hereof, in addition to any other remedy to which the other party may be entitled at law or in equity. Each party hereby expressly consents to the jurisdiction of any court within the State of Delaware over it without regard to personal service upon it within such jurisdiction, in addition to any other court of appropriate jurisdiction. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of each party that it would have executed the remaining terms, provisions, covenants and restrictions in this Agreement without including any of such which may be hereafter declared invalid, void or unenforceable by any court of competent jurisdiction and final recourse.

     If and to the extent Company or its Stockholders enter into a confidentiality or standstill agreement with respect to a possible transaction in which Company would effectively be acquired and which contains material terms that are less restrictive than those in this Agreement (for example, as to the term of any such standstill arrangement), then this Agreement shall be deemed amended and modified to incorporate such less restrictive terms. This Agreement shall be binding upon and enure to the benefit of, and be enforceable by, the successors and assigns of the parties hereto. Each party shall cause entities under its control to observe and adhere to all of the provisions of this Agreement to the same extent as if such entities were parties hereto.

     All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telex or telecopier (except for legal process), by recognized courier service or sent by registered or certified mail, first class postage prepaid, if to:

            Company:

                  Masland Corporation
                  50 Spring Road, Box 40
                  Carlisle, PA 17013
                  Telephone: (717) 249-1866
                  Telecopy: (717) 254-7576
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                              Recipient:

                  Lear Seating Corporation
                  21557 Telegraph Road
                  Southfield, MI 48086
                  Attn: Joseph F. McCarthy
                  Telephone: (810) 746-1714
                  Telecopy: (810) 746-1677

Or to such other address, telex or telecopier number as either party may, from time to time, designate in a written notice given in a like manner. Notice given by telex or telecopier shall be deemed delivered on the day sender receives telex or telecopier information that such notice was received at the telex or telecopier number of the addressee. Notice given by mail as set forth above shall be deemed delivered three (3) days after the date the same as postmarked.

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, and shall take effect as an instrument under seal.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by a properly authorized officer of each, and such officer affirms by his signature below that this Agreement constitutes a valid and binding agreement of the corporate party he represents and that he has been duly authorized by such party to execute and deliver same.

                                          MASLAND CORPORATION

                                          By:   /s/ W. BRANCH

                                            ------------------------

                                          LEAR SEATING CORPORATION

                                          By:   /s/ JH VANDENBERGHE

                                            ------------------------